UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, Julien Pouget resigned from the Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation (the “Company”), and on January 19, 2022, the Board appointed Vincent Stoquart to serve as a member of the Board. Mr. Pouget had served as a designee of TotalEnergies Solar INTL SAS (“TotalEnergies Solar,” an affiliate of TotalEnergies SE or “TotalEnergies”), pursuant to the Affiliation Agreement (the “Affiliation Agreement”), dated April 28, 2011, as amended, between TotalEnergies Solar, TotalEnergies Gaz & Electricité Holdings SAS (“TotalEnergies Gaz”), and the Company, and Mr. Stoquart is replacing Mr. Pouget as TotalEnergies Solar’s designee on the Board. Mr. Stoquart is a Class II director, to serve until the Company’s annual meeting of stockholders to be held in 2022.

Mr. Stoquart has served as senior vice president, Refining and Petrochemicals Americas, and president and chief executive officer of Total Petrochemicals & Refining USA, Inc. since October 1, 2019. He is also the country chair for TotalEnergies in the United States, based in Houston, Texas. Prior to that, Mr. Stoquart served as senior vice president, Polymers, of Total Refining & Chemicals in Brussels, Belgium. From 2012 to 2017, Mr. Stoquart managed TotalEnergies’s Flanders Refinery in Dunkirk, France, before joining Total Global Services where he became president, Total Learning Solutions. Mr. Stoquart began his career with TotalEnergies in 1998 as an engineering project manager at the Feluy Polymers Plant in Belgium, working as a production manager in various positions from 2002 to 2009 before being appointed as human resources and communications manager of the Feluy Plant in 2018. Mr. Stoquart graduated as a mechanical engineer from the Catholic University of Louvain, Belgium. He also has a diploma in aeronautics and aerospace from the von Karman Institute for Fluid Dynamics.

In addition, Patrick Wood III has notified the Board of his intent to resign as a member of the Board effective March 31, 2022, pursuant to Amendment No. 6 to the Affiliation Agreement (the “Amendment”), dated as of October 29, 2021, by and among the Company, TotalEnergies Solar, and TotalEnergies Gaz. The Amendment provided for the extension of certain temporary adjustments to the composition of the Company’s Board previously effected via Amendment No. 5 to the Affiliation Agreement, including (i) maintaining the size of the Board at 11 directors through March 31, 2022; and (ii) providing that, on March 31, 2022, (A) one of the Disinterested Directors (as such term is defined in the Affiliation Agreement), in consultation with the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), shall resign from his or her position on the Board, (B) TotalEnergies Solar shall as promptly as practicable cause one of its designated members to resign from the Board, and (C) the Board shall take all necessary action to reduce the size of the Board to nine directors. In keeping with the Amendment, the Company also expects one TotalEnergies Solar designee, determined in consultation with the Governance Committee, to resign from the Board on March 31, 2022.

Item 8.01	Other Events.

On January 25, 2022, the Company issued a press release detailing changes to its Board composition. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor release dated January 25, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

January 25, 2022	By:	/S/ REGAN J. MACPHERSON
	Name:	Regan J. MacPherson
	Title:	Executive Vice President and Chief Legal Officer